Exhibit 99.2

IonQ to Acquire AI-Software and Technology

R&D Specialist – Seed Innovations

Acquisition will integrate Seed’s machine learning and cloud architecture expertise into IonQ’s Quantum Infrastructure team to help optimize system performance and scale enterprise-ready solutions across IonQ’s QI platforms

COLLEGE PARK, MD – January 28, 2026 – IonQ (NYSE: IONQ), the world’s leading quantum platform company, today announced it has entered into a definitive agreement to acquire Seed Innovations, a Colorado-based software and technology R&D firm focused on delivering technology solutions and process improvements that address complex challenges facing government and commercial customers. The terms of the transaction were not disclosed.

The Seed Innovations team will join IonQ’s Quantum Infrastructure business and Seed Innovations founder Marlu Oswald will report to Frank Backes, President, IonQ Quantum Infrastructure.

At IonQ, Seed will deploy its expertise in machine learning (ML), advanced software architecture, and cloud migration to accelerate IonQ’s work in developing enterprise grade, AI-driven software layers that will be essential for managing and scaling complex quantum workloads.

Founded in 2013, Seed Innovations has established itself as a provider of full-lifecycle software development, legacy system upgrades, and R&D for the Department of War (DoW), the Intelligence Community, and the commercial sector.

“This acquisition expands IonQ’s software capabilities as we build the world’s only enterprise grade, full-stack quantum platform,” said Frank Backes, president Quantum Infrastructure, IonQ. “Seed Innovations’ expertise in machine learning and automated scaling architecture will be instrumental in optimizing performance across our quantum applications.”

Seed Innovations will focus on unlocking significant performance improvements for IonQ including:

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AI-Optimized Quantum Performance: Leveraging Seed’s deep ML and advanced algorithm expertise to help analyze system data, predict behaviors, and drive continuous improvement.
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Enterprise-Scale Automation: Implementing Seed’s proven DevOps and automated scaling architectures to support IonQ’s scaling goals.
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Seamless Cloud Integration: Utilizing Seed’s extensive experience in cloud migration and microservices to enhance IonQ’s availability across all major cloud providers.

The acquisition reflects IonQ’s commitment to building an enterprise quality, full-stack platform that includes quantum compute, quantum networking, quantum sensing, and quantum security. Seed Innovations joins a growing portfolio of strategic quantum acquisitions, including Skyloom, Vector Atomic, Capella Space, Oxford Ionics, ID Quantique, Lightsynq, and Qubitekk, as well as the recently announced agreement to acquire U.S. Semiconductor manufacturer SkyWater Technology.

IonQ expects this transaction to close on January 30, 2026.

About IonQ

IonQ, Inc. [NYSE: IONQ] is the world’s leading quantum platform company delivering solutions for quantum computing, networking, sensing, and security. IonQ’s newest generation of quantum computers, the forthcoming IonQ Tempo, will be the latest in a line of cutting-edge systems that have been helping customers and partners including Amazon Web Services, AstraZeneca, and NVIDIA achieve 20x performance results and accelerate innovation in drug discovery, materials science, financial modeling, logistics, cybersecurity, and defense. In 2025, the company achieved 99.99% two-qubit gate fidelity, setting a world record in quantum computing performance.

Headquartered in College Park, Maryland, IonQ has more than 1,300 employees at operations in California, Colorado, Massachusetts, Tennessee, Washington, Italy, South Korea, Sweden, Switzerland, Toronto, and the United Kingdom. Our quantum computing services are available through all major cloud providers, while we also meet the needs of networking and sensing customers across land, sea, air, and space. IonQ is making quantum platforms more accessible and impactful than ever before. Learn more at IonQ.com.

About Seed Innovations

Seed Innovations LLC is a Colorado-based Women Owned Small Business (WOSB) specializing in full lifecycle software development, cloud migration, and technology research and development (R&D). Experts in machine learning, software architecture, and cloud, Seed’s staff of software architects, software developers, Site Reliability Engineers (SREs), and Doctorates in machine learning allow Seed to develop innovative solutions to complex technical challenges. Seed develops, implements, and executes technical solutions at scale for clients in the DoW, federal and commercial spaces. Seed Innovations holds certifications in technical areas including Scaled Agile Framework, SCRUM, Security Plus, AWS, and Project Management.

IonQ Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding the expected timing of closing of the transaction, the focus of Seed Innovations following the closing and its impact on and integration into our business. In some cases, you can identify these statements by forward-looking words such as “pending,” “look forward,” “accelerate,” “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “confident” and other similar expressions. These statements are only predictions based on our expectations and projections about future events as of the date of this press release and are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause actual results to differ materially from those expressed or implied by such statements, including, among others, those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission, or SEC, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 filed with the SEC. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement we make. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Except as otherwise required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise

Contacts

IonQ Media contacts:

Cheryl Krauss

cheryl.krauss@ionq.co

Tor Constantino

tor.constantino@ionq.co

IonQ Investor Contact:

investors@ionq.co